SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 29, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



       000-22609                                           84-1339282
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(Commission File Number)                       (IRS Employer Identification No.)



        1801 California Street       Denver, Colorado                   80202
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

On January 29, 2002, Qwest Communications International Inc. ("Qwest") announced its financial results for the 4th quarter of 2001 and for the full year 2001. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 29, 2002, Qwest also hosted a conference call with media, analysts, investors, and other interested persons during which it discussed its financial results and related matters. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call or in this Current Report on Form 8-K Qwest announced the following (all numbers are approximate):

o It believed the weakness in the economy within its 14-state local service region was greater and might last longer than it had previously anticipated, but that recent economic data and internal sales activity suggested that the regional economy might be reaching the bottom . It believed that the regional economy had lagged the national economy into the downturn and would likely lag the national economy out of the downturn.

o It believed 2002 was a transition year during which Qwest would focus on executing on its plans, including, among others, growing recurring revenues, containing costs related to personnel and its network, improving asset utilization, reducing capital expenditures, growing margins, growing its market share of enterprise customers, continue sales of bundles or packages to consumers and small businesses, reduce difficulties in coordinating the migration of DSL customers, and receiving Section 271 approval. It said that its performance in 2002 would be subject to these and other risk factors and assumptions.

o It expected its results in 2002 would be at or near the low end of prior guidance. That guidance was for reported revenue in the range of $19.4 to $19.8 billion and earnings before interest, taxes, depreciation and amortization ("EBITDA") in the range of $7.1 to $7.3 billion. Owing to the changed economic conditions and seasonality of its business, among other things, it expected its results for the first quarter of 2002 would be lighter than those for the rest of 2002, and could be as weak as or weaker than those for the fourth quarter of 2001.

o It expected 2002 EBITDA would benefit from previously announced personnel reductions of 7,000 employees yielding $400 to $500 million in savings, recurring revenue growth that would add $400 million of EBITDA, and network cost reductions of $400 to $500 million.

o It expected bad debt expense for 2002 would trend towards more historical levels of 2.5% of revenue versus the 3.2% of revenue in 2001.

o It was working with Microsoft Corporation to address difficulties in coordinating migration of DSL customers, but had not resolved these difficulties. It was targeting as many as 200,000 to 250,000 net additional DSL subscribers at the end of 2002 as compared with 2001.

o It was committed to the health of its balance sheet and would take steps to de-lever it. While it intended to maintain its current credit ratings, it did not expect to attempt to improve its current credit rating.

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o    It said that those steps include, among others, issuing equity-based securities, sales of assets or of securities associated with those assets, including, among others, wireless, access lines, directories, its applications service provider business and other non-core assets. It expected it would have a more firm view of these actions in about a month and would announce any transactions as appropriate. While it had not made any decisions, it had identified specific options and was working towards making decisions. It expected these issuances and sales could generate proceeds of up to $1.5 to $2 billion. Among the factors it might consider in making decisions would be timing, net proceeds to Qwest after considering taxes, governmental conditions, regulatory environment in any affected jurisdiction, and other aspects of any transaction (including any counter-party). Qwest cautions that some transactions could be subject to the approval of federal or state regulatory authorities and that any approvals, if granted, could be subject to conditions that could adversely affect the benefits to Qwest of completing the transactions and could be otherwise burdensome. The conditions could include, but are not necessarily limited to, requirements that Qwest apply a portion of the proceeds for additional investments in certain states or to reduce charges in such states. The amounts of such investments or rate reductions could be significant and uneconomic. In addition, with respect to any sale of certain of the access lines, depending upon the number of access lines and purchasers, the purchasers may become subject to additional regulatory requirements, including but not limited to those imposed upon incumbent local exchange carriers, which could limit the number of potential purchasers or the price any purchasers might be willing to pay. With respect to the sale of securities, it would also consider the amount of equity credit such a security would receive.

o It expected its total debt in 2002 would peak at just over $25 billion and it would end 2002 with total debt of $24.9 billion, before giving effect to proceeds from any transactions to de-lever its balance sheet.

o It said that based on its records, it was owed $7 million by Global Crossing Ltd. It expected that, based upon its current understanding of the situation, its on-going exposure as a result of Global Crossing's bankruptcy was limited to payments of $7 million per month for services. It believed it could terminate provision of services if it did not receive payment.

Forward Looking Statements Warning
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This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; the duration and extent of the current economic downturn, including its effect on our customers and suppliers; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of

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contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; rapid and significant changes in technology and markets; adverse changes in the regulatory or legislative environment affecting our business, delays in our ability to provide interLATA services within our 14-state local service area; failure to maintain rights-of-way; and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         Exhibit 99.1      Press Release dated January 29, 2002.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE: January 29, 2002                 By: /s/ YASH A. RANA
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                                           Yash A. Rana
                                           Vice President

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                                  EXHIBIT INDEX


         Exhibit 99.1      Press Release dated January 29, 2002



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